Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266084, 333-266104 and 333-276220) and Form S-8 (No. 333-230995, 333-237285, 333-264587 and 333-271238) of HOOKIPA Pharma Inc. of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.

Vienna, Austria

February 27, 2025

PwC Wirtschaftsprüfung GmbH

/s/ Gabor Kruepl

Austrian Certified Public Accountant